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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in i) the Registration Statement (Form S-8 No. 333-64331) pertaining to the 1998 Stock Option Plan of EXCO Resources, Inc. and ii) the Registration Statement (Form S-2A on Form S-3 No. 333-49135) pertaining to the Resale of Securities of our report dated March 10, 2000, with respect to the financial statements of EXCO Resources, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1999 and our report dated February 10, 2000 with respect to the statements of operating revenues and direct operating expenses of the share of Val Verde Properties acquired by EXCO Resources, Inc. for the six month period ended December 31, 1998 and the year ended December 31, 1999 also included in the Form 10-K for the year ended December 31, 1999.


                                       /s/ Ernst & Young, LLP


Dallas, Texas
March 21, 2000